                                                                    EXHIBIT 3.24

                             AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                                ELLEN JAY, INC.

                         _____________________________
                          (A NEW JERSEY CORPORATION)



                                   ARTICLE I

                                    OFFICES
                                    -------

     Section 1.01  Registered Office and Agent. The registered office of the
                   ---------------------------
corporation in the State of New Jersey shall be as stated in the Certificate of Incorporation or at such other location to which the registered office shall be changed by action of the board of directors. The registered agent of the corporation at such office shall be as stated in the Certificate of Incorporation or such other agent as may be determined from time to time by the board of directors.

     Section 1.02  Other Offices. The corporation may also have offices at such
                   -------------
other places within or without the State of New Jersey as the board of directors may from time to time appoint or the business of the corporation may require.

                                  ARTICLE II

                                 SHAREHOLDERS
                                 ------------

     Section 2.01  Annual Meeting of Shareholders. An annual meeting of
                   ------------------------------
shareholders shall be held in every calendar year at such time as the board of directors may fix. At the annual meeting, the shareholders shall elect directors and transact such other business as may come before the meeting.

     Section 2.02  Special Meetings. A special meeting of shareholders may be
                   ----------------
called for any purpose by the chairman of the board or by a majority of the board of directors.

     Section 2.03  Action Without Meeting. Any action required or permitted to
                   ----------------------
be taken at a meeting of shareholders may be taken without a meeting if all the shareholders consent in writing to such action. Such written consents shall be filed with the minutes of proceedings of shareholders.

     Section 2.04  Quorum. The presence at a meeting in person or by proxy of
                   ------
the holders of shares entitled to cast a majority of the votes shall constitute a quorum.

     Section 2.05  Place of Meetings. Meetings of the shareholders shall be held
                   -----------------
at the principal office of the corporation or at such other place within or without the State of New Jersey as shall be specified in the notice of meeting.
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     Section 2.06  Notice of Meeting. Written notice of the time, place and
                   -----------------
purposes of any annual or special meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting either personally or by mail to each shareholder of record entitled to vote at the meeting, except it shall not be necessary to give notice in cases of meetings adjourned in accordance with N.J.S.A. 14A:5-4.

     Section 2.07  Waiver of Notice. (a) Written Waiver. Whenever any written
                   ----------------      --------------
notice is required to be given under the provisions of the Business Corporation Act, the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

          (b)  Waiver by Attendance. The attendance of any shareholder at a
               --------------------
meeting, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver by him of notice of the meeting.

                                  ARTICLE III

                              BOARD OF DIRECTORS
                              ------------------

     Section 3.01  Number and Term of Office. The management and control of the
                   -------------------------
affairs, business and property of the corporation shall be vested in the board of directors which shall consist of such number of directors, not less than three nor more than eleven. Each director shall be elected by the shareholders at either an annual or special meeting and shall hold office until the director's successor shall have been elected and qualified.

     Section 3.02  Regular Meetings. A regular meeting of the board of directors
                   ----------------
shall be held without notice immediately following and at the same place as the annual meeting of shareholders for the purposes of electing officers and conducting such other business as may come before the meeting. The board of directors, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

     Section 3.03  Special Meetings. A special meeting of the board of directors
                   ----------------
may be called at any time by the chairman of the board or by a majority of the directors for any purpose. Such meeting shall be held upon two days' notice if given orally, either by telephone or in person, or by telegraph or facsimile transmission, or by four days' notice if given by depositing the notice in the United States mail, postage prepaid. Such notice shall specify the time and place of the meeting.

     Section 3.04  Meetings by Conference Telephone, etc. Any or all directors
                   -------------------------------------
may participate in a meeting of the board of directors or a committee of the board of directors by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

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     Section 3.05  Action Without Meeting. Any action required or permitted to
                   ----------------------
be taken pursuant to authorization voted at a meeting of the board of directors or any committee thereof may be taken without a meeting if, prior or subsequent to such action, all members of the board of directors or such committee shall consent in writing to such action and such written consents are filed with the minutes of the proceedings of the board of directors or committee.

     Section 3.06  Quorum. A majority of the entire board of directors shall
                   ------
constitute a quorum for the transaction of business.

     Section 3.07  Vacancies in the Board of Directors. Any vacancy in the board
                   -----------------------------------
of directors, including a vacancy caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the board of directors, or by a sole remaining director.

     Section 3.08  Personal Liability of Directors. A director shall not be
                   -------------------------------
personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except that this provision shall not relieve a director from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. As used in this section, an act or omission in breach of a person's duty of loyalty means an act or omission which that person knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which he has a material conflict of interest.

                                  ARTICLE IV

                               WAIVER OF NOTICE
                               ----------------

     Any notice required by these by-laws, the Certificate of Incorporation, or by the New Jersey Business Corporation Act may be waived by a writing signed by the person or persons entitled to such notice either before or after the action with respect to which notice is waived. Any director or shareholder attending a meeting without protesting, prior to its conclusion, a lack of proper notice shall be deemed to have waived notice of such meeting.

                                   ARTICLE V

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the corporation shall end on the Saturday in December or January that is closest to December 31 in each year unless otherwise fixed by the board of directors.

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                                  ARTICLE VI

                                   OFFICERS
                                   --------

     Section 6.01  Election. At its regular meeting following the annual meeting
                   --------
of shareholders, the board of directors shall elect a chairman of the board, a president, a treasurer, and a secretary, and it may elect such other officers, including one or more vice presidents, assistant secretaries or assistant treasurers, as it shall deem necessary. One person may hold any two or more offices.

     Section 6.02  Duties and Authority of Chairman of the Board. The chairman
                   ---------------------------------------------
of the board shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall have general charge and control of all its business and affairs and shall have all powers and shall perform all duties incident to the office of chairman of the board. The chairman of the board, or, in the absence of the chairman, the president, shall preside at all meetings of the shareholders and (if a director) of the board of directors.

     Section 6.03  Duties and Authority of President. The president shall be the
                   ---------------------------------
chief operating officer of the corporation and shall have general supervision over the operations of the corporation, subject however, to the control of the board of directors and the chairman of the board. In the absence of the chairman of the board, the president shall preside at all meetings of the shareholders and (if a director) of the board of directors, and shall perform such other duties as from time to time may be assigned by the board of directors or the chairman of the board.

     Section 6.04  Duties and Authority of Vice President. The vice president,
                   --------------------------------------
if any, shall perform such duties and have such authority as from time to time may be delegated to him by the chairman of the board or by the board of directors.

     Section 6.05  Duties and Authority of Treasurer. The treasurer shall have
                   ---------------------------------
the custody of the funds and securities of the corporation and shall keep or cause to be kept regular books of account for the corporation. The treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the chairman of the board or the board of directors.

     Section 6.06  Duties and Authority of Secretary. The secretary shall cause
                   ---------------------------------
notices of all meetings to be served as prescribed in these by-laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the board of directors. The secretary shall have charge of the seal of the corporation. The secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the chairman of the board or the board of directors

     Section 6.07  Duties and Authority of Assistant Secretary or Assistant
                   --------------------------------------------------------
Treasurer. The assistant secretary or secretaries and assistant treasurer or
---------
treasurers shall act under the direction of the secretary or treasurer, respectively, and in the absence or disability of the secretary or treasurer, shall perform the respective duties and exercise the respective powers of the secretary or treasurer. Any assistant secretary or assistant treasurer shall be authorized to execute, attest, acknowledge, receive and/or certify any corporate document which the secretary or treasurer,

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respectively, could execute, attest, acknowledge, receive and/or certify, irrespective of the absence or disability of the secretary or treasurer, unless the board of directors shall otherwise determine.

     Section 6.08  Personal Liability of Officers. An officer shall not be
                   ------------------------------
personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except that this provision shall not relieve an officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. As used in this section, an act or omission in breach of a person's duty of loyalty means an act or omission which that person knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which he has a material conflict of interest.

                                  ARTICLE VII

  INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER AUTHORIZED REPRESENTATIVES
  ---------------------------------------------------------------------------

     Section 7.01  Scope of Indemnification. (a) General Rule. The corporation
                   ------------------------      ------------
shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

               (i) where such indemnification is expressly prohibited by applicable law;

               (ii) where the conduct of the indemnified representative has been finally determined pursuant to Section 6 or otherwise:

                     (A) to constitute a breach of his duty of loyalty to the corporation or its shareholders;

                     (B) to be not in good faith or to involve a knowing violation of law; or

                     (C) to be based upon or attributable to the receipt by the indemnified representative from the corporation of an improper personal benefit to which the indemnified representative is not legally entitled; or

               (iii) to the extent such indemnification has been finally determined in a final adjudication pursuant to Section 6 to be otherwise unlawful.

          (b)  Partial Payment. If an indemnified representative is entitled to
               ---------------
indemnification in respect of a portion, but not all, of any liabilities to which such person may be

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subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

          (c)  Presumption. The termination of a proceeding by judgment, order,
               -----------
settlement or conviction or upon a plea of nolo contendere or its equivalent
                                           ---- ----------
shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

          (d)  Definitions. For purposes of this Article:
               -----------

               (i) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

               (ii) "indemnified representative" means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

               (iii) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

               (iv) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

     Section 7.02  Proceedings Initiated by Indemnified Representatives.
                   ----------------------------------------------------
Notwithstanding any other provision of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or
------ ------
participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 6 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

     Section 7.03  Advancing Expenses. The corporation shall pay the expenses
                   ------------------
(including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 1 or the initiation of or participation in which is authorized pursuant to Section 2 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined

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pursuant to Section 6 that such person is not entitled to be indemnified by the corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

     Section 7.04  Securing of Indemnification Obligations. To further effect,
                   ---------------------------------------
satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate. Absent fraud, the determination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

     Section 7.05  Payment of Indemnification. An indemnified representative
                   --------------------------
shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the corporation.

     Section 7.06  Arbitration. (a) General Rule. Any dispute related to the
                   -----------      ------------
right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, and if one of the parties fails or refuses to select an arbitrator or the arbitrators selected by the corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

          (b)  Burden of Proof. The party or parties challenging the right of an
               ---------------
indemnified representative to the benefits of this Article shall have the burden of proof.

          (c)  Expenses. The corporation shall reimburse an indemnified
               --------
representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

          (d)  Effect. Any award entered by the arbitrators shall be final,
               ------
binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial

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

determination adverse to the indemnified representative under Section 1 (a)(2) in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.

     Section 7.07  Contribution. If the indemnification provided for in this
                   ------------
Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

     Section 7.08  Mandatory Indemnification of Directors, Officers, etc. To the
                   -----------------------------------------------------
extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in N.J.S.A. 14A:3-5(4) of the Business Corporation Act or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

     Section 7.09  Contract Rights; Amendment or Repeal. All rights under this
                   ------------------------------------
Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

     Section 7.10  Scope of Article. The rights granted by this Article shall
                   ----------------
not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

     Section 7.11  Reliance on Provisions. Each person who shall act as an
                   ----------------------
indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights provided by this Article.

     Section 7.12  Interpretation. The provisions of this Article are intended
                   --------------
to constitute by-laws authorized by N.J.S.A. 14A:3-5(8).

                                 ARTICLE VIII

              LOANS, GUARANTEES AND OTHER ASSISTANCE TO DIRECTORS
              ---------------------------------------------------

     The corporation may lend money to, or guarantee any obligation of, or otherwise assist, any director, officer or employee of the corporation or of any subsidiary, whenever, in the judgment of the directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be made with or without interest, and may be unsecured, or secured in such a manner as the board shall approve,

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including, without limitation, a pledge of shares of the corporation, and may be made upon such other terms and conditions as the board may determine.

                                  ARTICLE IX

                             AMENDMENT OF BY-LAWS
                             --------------------

     These by-laws may be altered, amended or repealed by the shareholders or the board of directors. Any by-law adopted, amended or repealed by the shareholders may be amended or repealed by the board of directors, unless the resolution of the shareholders adopting such by-law expressly reserves the right to amend or repeal it to the shareholders.

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